UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

COLONIAL FINANCIAL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-34817 (Commission File Number)	90-0183739 (I.R.S. Employer Identification No.)

2745 S. Delsea Drive, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

(856) 205-0058
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on May 16, 2013.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposal is described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 15, 2013.  The final result of the stockholder votes is as follows:

Proposal 1 – Election of Directors

The stockholders approved the election of directors as follows:

Edward J. Geletka

For	1,986,223
Withhold	512,771
Broker non-votes	964,842

Hugh J. McCaffrey

For	2,012,505
Withhold	486,489
Broker non-votes	964,842

Paul J. Ritter, III

For	1,936,305
Withhold	562,689
Broker non-votes	964,842

Proposal 2 – Ratification of the Independent Registered Public Accounting Firm

The stockholders ratified the appointment of ParenteBeard, LLC as independent registered public accounting firm for the year ending December 31, 2013 as follows:

For	3,461,397
Against	2,409
Abstain	30
Broker non-votes	-

Proposal 3 – Advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement

The stockholders approved an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement:

For	1,929,307
Against	481,991
Abstain	87,696
Broker non-votes	964,842

Proposal 4 – Advisory, non-binding resolution with respect to the frequency that stockholders will vote on our executive compensation

The stockholders voted on an advisory, non-binding resolution with respect to the frequency that stockholders will vote on our executive compensation, as follows:

For 1 Year	2,062,717
For 2 Years	146,017
For 3 Years	90,559
Abstain	199,701
Broker non-votes	964,842

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL FINANCIAL SERVICES, INC.

Date: May 17, 2013	By: /s/ Edward J. Geletka
Edward J. Geletka
President and Chief Executive Officer